UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

Grayscale Ethereum Trust (ETH)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56193	82-6677805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Trust (ETH) Shares	ETHE	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 8, 2024, Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Ethereum Trust (ETH) (the “ETHE Trust”), issued a press release announcing that its board of directors has declared a pro rata distribution on the shares of the ETHE Trust (the “ETHE Shares”), pursuant to which each holder of ETHE Shares as of 4:00 PM ET on July 18, 2024 (the “Record Date,” and such holders, the “ETHE Record Holders”) will be entitled to receive shares (the “ETH Shares”) of Grayscale Ethereum Mini Trust (ETH) (the “ETH Trust”), a Delaware statutory trust sponsored by the Sponsor, in connection with its previously announced initial creation and distribution of ETH Shares (such transactions collectively, the “Initial Distribution”), as described in a preliminary information statement on Schedule 14C (the “Preliminary Information Statement”), initially filed with the Securities and Exchange Commission on April 23, 2024, as amended through the date of this report and as may be further amended from time to time. The ETHE Trust will also file a definitive information statement on Schedule 14C with the Securities and Exchange Commission on or after the Record Date.

In the Initial Distribution, the ETHE Trust will contribute 10% of the Ether that it holds as of 4:00 PM ET on the Record Date to the ETH Trust, and each ETHE Record Holder will be entitled to receive ETH Shares pro rata based on a 1:1 ratio, such that for each one (1) ETHE Share held by an ETHE Record Holder, such ETHE Record Holder will be entitled to receive one (1) ETH Share on the Distribution Date.

The Distribution Date will be the first date following the Record Date on which the conditions to the Initial Distribution have been satisfied, including (i) the filing and effectiveness of the ETH Trust’s registration statement on Form 8-A to register the ETH Shares under the Exchange Act, (ii) the effectiveness of the ETH Trust’s registration statement on Form S-1 (Registration No. 333-278878) under the Securities Act and (iii) the ETH Shares having been approved for listing on NYSE Arca, Inc. The Distribution Date will be no sooner than July 19, 2024, and, as a result of such conditions not having been satisfied as of the date hereof, no assurance can be given that the Initial Distribution will occur on the Sponsor’s anticipated timeline, or at all.

Subject to the limitations and qualifications set forth in the Preliminary Information Statement filed by the ETHE Trust (including with respect to the qualification of both the ETHE Trust and the ETH Trust as grantor trusts for U.S. federal income tax purposes and the proper allocation of existing tax basis between ETHE Shares and ETH Shares), it is expected that neither the ETHE Trust nor any beneficial owner of ETHE Shares will recognize any gain or loss for U.S. federal income tax purposes as a result of the Initial Distribution. Accordingly, it is expected that neither the ETHE Trust’s contribution of Ether to the ETH Trust nor the ETHE Trust’s distribution of shares in the ETH Trust to ETHE shareholders as of 4:00 PM ET on the Record Date will be reported to any beneficial owner of ETHE Shares (or to any intermediary holding ETHE Shares) as giving rise to income, gain, loss, deduction, credit or proceeds. Any beneficial owner of ETHE Shares who receives ETH Shares in the Initial Distribution, and any intermediary holding ETHE Shares or ETH Shares, should consult their own tax advisor regarding the U.S. federal income tax consequences of the Initial Distribution, including the proper allocation of existing tax basis between ETHE Shares and ETH Shares. Please refer to the Preliminary Information Statement filed by the ETHE Trust for more information, including other U.S. federal income tax considerations relating to the Initial Distribution and ownership of the ETH Shares.

A copy of the press release, including additional details regarding the Initial Distribution, is filed as Exhibit 99.1 hereto and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 8, 2024, of Grayscale Investments, LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC, as Sponsor of Grayscale Ethereum Trust (ETH)

Date:	July 8, 2024	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments, LLC, the Sponsor of the Registrant.